UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2003
Date of Report (Date of earliest event reported)

CenterSpan Communications

(Exact Name of Registrant as Specified in Charter)

Oregon

(State or Other Jurisdiction
of Incorporation)

0-25520
(Commission File No.)

93-1040330
(IRS Employer
Identification No.)

7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124-5839
(Address of principal executive offices, including Zip Code)

(503) 615-3200
(Registrant’s telephone number, including area code)

Item 5.    Other Events

On May 14, 2003, the Company announced that it would appeal Nasdaq’s decision to delist the Company’s stock from The Nasdaq National Market.

On June 18, 2003, the Company withdrew its appeal.  The Company expects that its stock will be delisted from and will cease trading on The Nasdaq National Market.

Item 7.    Exhibits

(c)           Exhibits

                                99.1         Press Release dated June 18, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2003	CENTERSPAN COMMUNICATIONS CORPORATION

	By	/s/ Frank G. Hausmann, Jr.
Frank G. Hausmann, Jr.
President, Chief Executive Officer, Chairman of the Board and acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 18, 2003